Common Stock
                               ($0.001 par value)

                             UNDERWRITING AGREEMENT


                                                                  March 18, 2002



Morgan Keegan & Company, Inc.
Fifty North Front Street
Memphis, Tennessee  38103

Ladies and Gentlemen:

         Aphton Corporation, a Delaware corporation (the "Company"), proposes to offer and sell up to 1,200,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"). Such Shares are to be offered and placed by Morgan Keegan & Company, Inc. (the "Underwriter") on a best efforts basis, as agent and not as principal. The Common Stock is described more fully in each Final Prospectus, referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

              (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (file number 333-82344), which has become effective, for the registration under the Act of the Shares. Such registration statement, as amended as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with the Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation S-K. Such registration statement, including the exhibits thereto, as amended as of the date of this Agreement, is hereinafter called the "Registration Statement"; the prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, including any final prospectus in preliminary form, in the form in which it shall be filed with the Commission pursuant to Rule 424 or Rule 434 (including the Basic Prospectus as so supplemented), is hereinafter called the "Final Prospectus." Unless expressly otherwise provided herein, any reference herein to the Registration Statement, the Basic Prospectus or any Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or any Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or any Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or any Final Prospectus, as the case may be, and deemed to be incorporated therein by reference. At the time of purchase of any Shares (defined in Section 3 below), the Shares will be duly approved for quotation in the Nasdaq National Market upon official notice of issuance.

              (b) Each Final Prospectus, if filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares. As of the date hereof, when any Final Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the regulations under the Act, when any supplement to or amendment of any Final Prospectus is filed with the Commission and at the time of purchase of any Shares, the Registration Statement and each Final Prospectus and any amendments thereof and supplements thereto complied (and, in the event of any of the aforementioned filings that may occur in the future will, at the time of such filing(s), comply) in all material respects with the applicable provisions of the Act and the regulations thereunder, did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The documents which are incorporated by reference in any Final Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as applicable. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Final Prospectus or, to the knowledge of the Company, instituted proceedings for that purpose.

              (c) As of the date of this Agreement, the Company has, and at the time of purchase will have, an authorized capitalization as set forth in the Registration Statement and the Basic Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

              (d) Except as disclosed in the Registration Statement, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Final Prospectus.

              (e) Each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign corporation in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement and Basic Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

              (f) The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Subsidiaries; other than the Subsidiaries the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

              (g) Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you or included in the Registration Statement, and except as set forth in the Registration Statement no changes therein will be made during the term of this Agreement.

              (h) Except as disclosed in the Registration Statement, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(h)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

              (i) Except as disclosed in the Registration Statement, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.

              (j) Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries is in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), under (a) its respective certificate of incorporation, charter or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

              (k) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the certificates of incorporation, charter or by-laws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
(iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (ii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

              (l) The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

              (m) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Final Prospectus.

              (n) The offer of the Shares by the Underwriter as contemplated hereby and the issuance and sale of the Shares by the Company have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as disclosed in the Registration Statement no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company.

              (o) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issue and sale of the Shares contemplated by this Agreement, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof.

              (p) The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the certificate of incorporation, charter and bylaws of the Company and the requirements of the NASD.

              (q) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained at the time of purchase under the Act or the Exchange Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter.

              (r) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Final Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Act. The Company has no reason or basis to believe, and does not believe, that it will not file its annual report on Form 10-K under the Exchange Act for calendar year 2001 on or before April 1, 2002 or, assuming successful completion of the offering contemplated by this Agreement, that the auditor's report of Ernst & Young LLP on the consolidated financial statements of the Company to be contained therein will be subject to any exception, limitation or qualification.

              (s) The Company and each Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to have a Material Adverse Effect.

              (t) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

              (u) Except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

              (v) The consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus fairly present in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in the Registration Statement or Final Prospectus; any pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein.

              (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been
(i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

              (x) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b).

              (y) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (z) Except as disclosed in the Final Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

              (aa) Each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or is otherwise proscribed by Regulation M promulgated by the Commission.

              (bb) The Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

              (cc) The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

              (dd) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

              (ee) To the Company's knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Final Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

              (ff) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Final Prospectus that is not so described.

              (gg) With such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Final Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

              (hh) The Company and the Subsidiaries have ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company and the Subsidiaries as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

              (ii) All material licenses or other material agreements under which (i) the Company and the Subsidiaries are granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or the Subsidiaries, are in full force and effect and there is no material default by the Company or any Subsidiary or, to the Company's knowledge, any other party thereto.

              (jj) Each of the Company and the Subsidiaries have taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

              (kk) To the Company's knowledge, after due inquiry, the present business, activities and products of the Company and the Subsidiaries do not infringe any Intellectual Property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as described in documents filed with the Commission, to the Company's knowledge, no proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed; the Company and the Subsidiaries are not making unauthorized use of any confidential information or trade secrets obtained by the Company or its Subsidiaries from any other person; the activities of each of the Company or the Subsidiaries or any of its employees on behalf of the Company or any Subsidiary do not violate any agreements or arrangements known to the Company or any Subsidiary which any such employees have with other persons, if any.

              (ll) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Board of Directors of the Company maintains an audit committee that meets the listing standards imposed by the Nasdaq National Market for companies whose stock is approved for quotation in that market and the members of which are independent of the Company as required by such listing standards. The audit committee meets regularly and during 2001 reviewed with management and Ernst & Young all financial statements filed with the Commission.

              (mm) Each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

              (nn) Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any agent, officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) received or retained any funds in violation of law or of a character required to be disclosed in the Final Prospectus.

              (oo) In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Final Prospectus, Registration Statement and other materials permitted by the Act.

         2. Purchase and Sale. Upon the basis of the representations, warranties and covenants and subject to the terms and conditions herein set forth, the Underwriter, acting as agent for the Company and not as principal, agrees on a best efforts basis to offer the Shares for sale to the public in accordance with the Plan of Distribution set forth in the Final Prospectus. The Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as it and the Company may mutually determine. The Company understands and agrees that the Underwriter is under no obligation to obtain offers to purchase any or all of the Shares, that the Underwriter's undertaking hereunder is a best efforts undertaking and the Underwriter is not obligated to purchase any Shares that are not sold to the public, and that offers to purchase Shares may be accepted on more than one day at more than one time. As compensation for the sale of Shares on behalf of the Company pursuant to this Agreement, the Company will pay the Underwriter, at Closing out of the proceeds of the Offering, a commission per share equal to six percent (6%) of the price per share for each Share sold in the Offering.

         3. Delivery and Payment. Payment of the purchase price for Shares offered and sold pursuant to this Agreement shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Shares to you through the facilities of the

Depository Trust Company (DTC) for the account of Morgan Keegan & Company, Inc. Such payment and delivery shall be made at 10:00 A.M., New York City time, on the third trading day after the trade date with respect to Shares sold pursuant to this Agreement (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made with respect to any Shares is hereinafter sometimes called the time of purchase. Certificates for the Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

         4. Agreements. The Company agrees with the Underwriter that:

              (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including any Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR. The Company will advise the Underwriter promptly (i) when each Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which each Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

              (c) The Company will make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

              (d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the first time of purchase occurring hereunder and, so long as delivery of a prospectus by the Underwriter or any dealer may be required by the Act, as many copies of any Final Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

              (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriter may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject,
(iii) become a dealer of securities or (iv) become subject to taxation in any jurisdiction where it is not now so subject.

              (f) Until the business day following the last time of purchase occurring pursuant to this Agreement, the Company will not, without the consent of the Underwriter, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and pursuant to which the Company issues securities for any dividend reinvestment plan.

              (g) The Company will prepare a prospectus supplement with respect to any Shares sold by the Company pursuant to this Agreement, in a form previously approved by the Underwriter and its counsel, and to file such prospectus supplement pursuant to Rule 424(b) under the Act not later than 5:00 p.m. on the second business day after the signing of this Agreement, and to provide copies of such prospectus supplement to the Underwriter via e-mail in ".pdf" format to an account designated by the Underwriter.

              (h) The Company will make available to the Underwriter, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time will furnish to the Underwriter, as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may reasonably request for the purposes contemplated by the Act; and for so long as this Agreement is in effect, or in any case if the Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Final Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

              (i) The Company will furnish to you for a period of one year from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and to furnish to you from time to time during the term of this Agreement such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available.

              (j) The Company will furnish to you four signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

              (k) The Company will furnish to you upon request as early as practicable prior to the time of purchase a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to
Section 6 hereof.

              (l) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus.

              (m) The Company will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter, (v) the listing of the Shares on the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the fees and disbursements of counsel to the Underwriter in connection therewith, (vii) all other fees and disbursements of counsel to the Company, and (viii) the performance of the Company's other obligations hereunder; provided that the Underwriter shall be responsible for any transfer taxes on resale of Shares by them.

              (n) The Company will furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (i) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         5. Reimbursement of Underwriter's Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 8 hereof, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel.

         6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to offer the Shares for sale on a best efforts basis pursuant hereto shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of each Final Prospectus, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the first time of purchase occurring hereunder (including the filing of any document incorporated by reference therein) and as of each time of purchase occurring hereunder, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

              (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any Final Prospectus shall have been filed with the Commission within the time period prescribed by the Commission.

              (b) The Company shall have furnished to the Underwriter the opinion of White & Case LLP, counsel for the Company, dated the first time of purchase occurring hereunder substantially in the form attached hereto as Exhibit A.

              (c) The Company shall have furnished to the Underwriter the opinion of White & Case LLP, counsel for the Company, dated the first time of purchase occurring hereunder, as to certain intellectual property matters.

              (d) The Representatives shall have received from counsel for the Underwriter, such opinion or opinions, dated the first time of purchase occurring hereunder, with respect to the issuance and sale of the Shares, the Registration Statement, the Final Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the President and Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, dated the first time of purchase occurring hereunder, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

                   (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the first time of purchase occurring hereunder with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first time of purchase occurring hereunder;

                   (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

                   (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

              (f) At the first time of purchase occurring hereunder, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters (which may refer to letters previously delivered to the Underwriter, either as a representative of other underwriters or as an underwriter represented by another representative), dated as of the Closing Date, in form and substance satisfactory to the Underwriter.

              (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus.

              (h) Prior to the first time of purchase occurring hereunder, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

              (i) [Intentionally Omitted]

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7. [Intentionally Omitted]

         8. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

         Your obligations hereunder shall be subject to termination in your absolute discretion if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Final Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Final Prospectus at the time of execution of this Agreement), in the operations, business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment, make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the time of purchase trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Shares.

         If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by letter or telegram.

         If the offer of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         Notwithstanding any other provision in this Agreement to the contrary, if all the Shares have not been placed by the Underwriter by March 22, 2002, then this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof) shall terminate at 4:00 p.m. EST on the third business day after the trade date of the last sale made by the Underwriter pursuant to this Agreement on or before March 22, 2002.

         9. Indemnity and Contribution.

              (a) The Company agrees to indemnify, defend and hold harmless the Underwriter, Regions Financial Corporation, directors and officers of the Underwriter, and any person who controls the Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term "Prospectus" for the purpose of this
Section 9 being deemed to include the Basic Prospectus and the Final Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except (i) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (ii) with respect to any untrue statement or omission of material fact made in the Prospectus, the indemnity agreement contained in this section shall not inure to the benefit of the Underwriter from or through whom the person asserting any such loss, claim, damage, liability or action purchased the securities concerned, to the extent that any such loss, claim, damage, liability or action of the Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction that (w) the Company had previously furnished copies of the Prospectus, as amended or supplemented to the Underwriter, (x) delivery of the Prospectus, as amended or supplemented, was required by the Securities Act to be made to such person, (v) the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus as amended or supplemented.

         If any action, suit or proceeding (together, a "Proceeding") is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such person or otherwise. The Underwriter or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the reasonable expenses of more than one separate counsel

(in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

              (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

         If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such reasonable fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

              (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the

Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

              (d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares offered by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its shareholders, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of
Section 8 and 9 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered by courier or facsimile and confirmed to the Underwriter, at Fifty North Front Street, Memphis, Tennessee 38103; Attention Minor Perkins, with a copy to: Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103; Attention John A. Good; or, if sent to the Company, will be mailed, delivered by courier or facsimile and confirmed to it at Aphton Corporation, 80 S.W. 8th Street, Miami, Florida 331, Attention: Phil Gevas.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

         13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.


                                       Very truly yours,

                                       APHTON CORPORATION


                                       By:  /s/ Frederick W. Jacobs
                                          --------------------------------------
                                          Name:   Frederick W. Jacobs
                                          Title:  Vice President, Treasurer
                                                  and Chief Accounting Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date specified herein.


Morgan Keegan & Company, Inc.

By:  /s/ Minor Perkins
   --------------------------------------
   Name:  Minor Perkins
   Title: Executive Managing Director

                                   SCHEDULE I

                                  Subsidiaries

There are no Subsidiaries

                                                                       EXHIBIT A


                          [Letterhead of White & Case]



March ___, 2002



Morgan Keegan & Co., Inc.,
Fifty North Front Street
Memphis, Tennessee 38103

Re:      Aphton Corporation

Ladies and Gentlemen:

         We have acted as special counsel for Aphton Corporation, a Delaware corporation ("the Company"), in connection with (i) the execution and delivery of an Underwriting Agreement, dated March ___, 2002 (the "Underwriting Agreement"), between the Company and Morgan Keegan & Co., Inc., (the "Underwriter"), providing for the offer by the Underwriter on a best efforts basis, upon the terms and conditions set forth in the Underwriting Agreement, of an aggregate of 1,200,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), and (ii) the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") of the Registration Statement on Form S-3 (File No. 333-82344). As described in the Prospectus, the Company's Annual Report on Form 10-K/A for the year ended January 31, 2001, its Quarterly Reports on Form 10-Q for the five months ended June 30, 2001 and eight months ended September 30, 2001, its Current Reports on Form 8-K dated March 16, 2001, January 23, 2002, January 31, 2002, February 5, 2002, February 7, 2002, February 11, 2002 and March ___, 2002, and the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on January 30, 1998 (collectively, the "Incorporated Documents"), are incorporated in the Prospectus by reference.

         In so acting, we have examined such certificates of public officials, and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures on, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Also, we have relied upon such certificates of public officials, and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established. We did not participate in the preparation of the Incorporated Documents or review any of them prior to their being filed with the Commission under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), but we did review them in connection with our participation in the preparation of the Prospectus.

         Based upon and subject to the foregoing, it is our opinion that:

              1. The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, to enter into the Underwriting Agreement, to issue, sell and deliver the Shares and to consummate the transactions contemplated in the Prospectus.

              2. The Common Stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

              3. The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to the Underwriting Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable.

              4. To our knowledge, based solely on a Certificate issued by the Secretary of State of the State of Florida dated within three (3) days of the first time of purchase hereunder, the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Florida.

              5. To our knowledge and other than as set forth in the Prospectus, there is no legal or governmental proceeding threatened in writing or pending in any state or federal court to which the Company is a party or to which any property of the Company is subject, which could prevent consummation of the transactions contemplated by the Underwriting Agreement.

              6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

              7. The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provisions of the charter or by-laws of the Company or, (ii) under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its property may be bound or affected and which have been filed by the Company with the Commission under the Exchange Act, and are listed in the exhibit index to the Company's most recent Annual Report on Form 10-K/A or were subsequently filed prior to the date hereof under the Exchange Act, or (iii) under any decree, judgment or order known to us to be applicable to the Company or under any U.S. Federal or New York State law, regulation or rule which in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement, except in the case of clauses
    (ii) and (iii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition or results of operation of the Company taken as a whole.

              8. No approval, authorization, consent or order of or filing with any New York State or U.S. Federal governmental agency or body or any New York State or U.S. Federal court is required to be obtained or made by the Company for the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated by the Underwriting Agreement except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter (as to which we express no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. (as to which we express no opinion).

              9. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         In passing upon the form of the Registration Statement and the Prospectus, we necessarily have assumed the accuracy and completeness of the information included or incorporated by reference therein by the Company and the responsiveness to the applicable forms, rules and regulations of the Commission promulgated under the Exchange Act of the information included in the Incorporated Documents by the Company and we take no responsibility therefor. Based upon such assumptions, in our opinion the Registration Statement, as of its effective date, and the Prospectus, as of its date (except in each case for the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

         In the course of the preparation by the Company of the Registration Statement and the Prospectus (other than the Incorporated Documents), we have participated in conferences with certain officers of the Company, with representatives of the independent auditors of the Company, and with you and your counsel. Based upon such participation in the preparation of the Registration Statement and the Prospectus (other than the Incorporated Documents, except for the statements in the Company's Annual Report on Form 10-K/A for the year ended January 31, 2001 set forth under the captions "The Company", "Basis of Approach", "Strategic Alliances", "Manufacturing and Marketing", "Strategy and Earnings", "Patents and Trade Secrets", "Competition", "Directors and Executive Officers", "Executive and Principal Scientific Officers", "Administrative and Scientific Staff", "Scientific Advisory Board", "Properties", "Legal Proceedings", "Market for Registrant's Common Equity and Related Stockholder Matters", "Directors and Executive Officers of the Registrant"), and our review and discussion of the contents thereof, but without independent check or verification except as otherwise specified above, nothing has come to our attention which causes us to believe that the

Registration Statement, as of its effective date, or the Prospectus, as of its date, (except in each case for the financial statements and schedules and other financial or statistical data contained or incorporated by reference therein or omitted therefrom as to which we express no belief), contained any untrue statement of a material fact or omitted therefrom to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

         The opinions expressed above are limited to questions arising under the Federal Law of the United States, the General Corporation Law of the State of Delaware and the law of the State of New York. This opinion may not be relied upon by or published or communicated to any person and may not be used for any other purpose whatsoever without prior written approval in each instance.

                                   Very truly yours,